EXHIBIT 10.2

SHARE TRUST AGREEMENT

THIS AGREEMENT is made effective as of the 3rd day of January, 2008.

BETWEEN:
PACIFIC PROJECTS INC, a Nevada company and whose registered
address is 245 East Liberty Street, Suite 200,
Reno,Nevada 89501, U.S.A.;
( hereinafter called “ PPI ”)

AND:
GEORGIA PACIFIC INVESTMENTS INC, a Belize
company, whose registered address is No. 5 New Road, Belize
City, Belize, Central America;
( hereinafter called “ GPI ” )

AND:
AXIM HOLDINGS LTD, a Belize company, whose registered
address is No. 5 New Road, Belize City, Belize, Central
America;
( hereinafter called “ Axim” )

WHEREAS:

A.	On September 10, 2007, two (2) control shareholders (herein
referred to as “Control Group A”) of China Energy Corporation
( herein referred to as “CEC” ), entered into a Trust Agreement with GPI, whereby they agreed to transfer to GPI, their total shareholdings of 20,589,107 common shares of CEC, a publicly traded company on the OTCBB of the United States. Such
shares were subsequently transferred on October 1, 2007. Under the terms of the agreement, the described shares are to sold on the open market, with $0.20 from each share accruing to Control Group A, and the balance less brokerage commissions less other expenses relating directly to the sale, are to be remitted to Pacific Projects Inc (herein referred to as “PPI”), a company nominated by CEC, to be used exclusively for a specific purpose as stated in the Trust Agreement, dated Dec. 31, 2007, signed between PPI and all the registered Shareholders of Inner Mongolia Tehong Coal and Power Group Co., Ltd and Inner Mongolia Zhunger Heat Power Co., Ltd.

B.	On September 10, 2007, two (2) control shareholders (herein referred to as “Control Group B”) of CEC, entered into a Trust Agreement with Axim Holdings Ltd., whereby they agreed to transfer to Axim, their total shareholdings of 10,000,000 common shares of CEC, a publicly traded company on the OTCBB of the United States. Such shares were subsequently transferred on October 1, 2007. Under the terms of the agreement, the described shares are to sold on the open market, with $0.20 from each share accruing to Control Group B, and the balance less brokerage commissions less other expenses relating directly to the sale, are to be remitted to PPI, a company nominated by CEC, to be used exclusively for a specific purpose as stated in the Trust Agreement, dated Dec.

31, 2007, signed between PPI and all the registered Shareholders of Inner Mongolia Tehong Coal and Power Group Co., Ltd and Inner Mongolia Zhunger Heat Power Co., Ltd.

C.	PPI, a Nevada incorporated, is a wholly owned subsidiary of CEC, and CEC has now appointed PPI to receive net remittances from GPI and Axim from the sale of CEC shares, to be applied for the specific purpose mentioned in the Trust Agreement, dated Dec. 31, 2007 above.

NOW THEREFORE it is hereby agreed by and between the parties as follows:

SECTION 1 - RESPONSIBILITIES OF GPI

1.1	Upon the sale of each CEC share, the net amount to be remitted to PPI, shall be the gross amount, less $0.20 per share, less brokerage commission, less expenses relating directly to the sale.

1.2	For all sales occurring within a particular month, the net proceeds shall be remitted to PPI on or before the 28th day of the next month.

1.3	The financial records of GPI, if and when requested, shall be open for inspection by representatives of PPI, during regular office hours from 9 am to 5 pm each weekday. However, 24 hours written notice should be served by PPI.

SECTION 2 - RESPONSIBILITIES OF AXIM

2.1	Upon the sale of each CEC share, the net amount to be remitted to PPI, shall be the gross amount, less $0.20 per share, less brokerage commission, less expenses relating directly to the sale.

2.2	For all sales occurring within a particular month, the net proceeds shall be remitted to PPI on or before the 28th day of the next month.

2.3	The financial records of Axim, if and when requested, shall be open for inspection by representatives of PPI, during regular office hours from 9 am to 5 pm each weekday. However, 24 hours written notice should be served by PPI.

SECTION 3 - RESPONSIBILITIES OF PPI

3.1	PPI will periodically issue a reconciliation of the proceeds received from GPI and Axim, and the use of such proceeds.

SECTION 4 - OTHERS

4.1	Each party will bear their own costs in respect of this Agreement.

4.2	This Agreement shall be governed by the laws of the State of Nevada.

4.3	This Agreement supersedes and takes priority over any prior agreements in this regard between the parties hereto, including but not limited to an agreement of even date hereof.

4.4	This Agreement may be executed in one or more counterparts which, when so executed by facsimile signature or otherwise, shall be read together and be construed as one agreement.

4.5	This Agreement will accrue to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and assigns.

4.6	Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

4.7	All notices, requests, demands and other communication hereunder shall be , deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid, at the addresses stated in the front page.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PACIFIC PROJECTS INC.

             /s/ Dudley Delapenha

Per: ___________________________
                Authorized Signatory

AXIM HOLDINGS LTD

             /s/ Yi Ding

Per: ___________________________
                Authorized Signatory

GEORGIA PACIFIC INVESTMENTS INC.

/s/ Mei Yu Liu

Per: ___________________________ Authorized Signatory